Exhibit 99

Represents shares purchased by First Capital Realty Inc. (“First Capital”).  First Capital is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”).  First Capital is indirectly controlled by Gazit-Globe, Ltd. (“Gazit-Globe”).  Mr. Katzman is the Chairman of the Board of First Capital and Gazit-Globe.

The securities reported as beneficially owned by Mr. Katzman include:

(a)            1 share held of record by Gazit-Globe, which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Mr. Katzman is the Chairman of Gazit-Globe.

(b)            5,386,857 shares held of record by Ficus, Inc. (“Ficus”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Ficus is also a wholly-owned subsidiary of First Capital, and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(c)            8,596,713 shares held of record by Silver Maple (2001), Inc. (“Silver Maple”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Silver Maple is also a wholly-owned subsidiary of First Capital and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Silver Maple and Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(d)            6,418,645 shares held of record by MGN (USA) Inc. (“MGN USA”), a wholly-owned subsidiary of Gazit-Globe and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(e)            14,613,149 shares held of record by MGN America, LLC, a wholly-owned subsidiary of MGN USA and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(f)            6,450,989 shares held of record by Gazit 1995, Inc. (“Gazit 1995”).  Gazit 1995 is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Gazit 1995 is wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(g)            32,100 shares held of record by First Capital (including the 32,100 shares reported herein).

(h)            130,337 shares held of record by Mr. Katzman’s wife directly and as custodian for their daughters.

(i)            648,885 other shares held directly and indirectly by Mr. Katzman.